SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest report): July 27, 2001


                        American General Corporation
             (Exact Name of Registrant as Specified in Charter)


                                   Texas
               (State or Other Jurisdiction of Incorporation)


          001-07981                               74-0483432
  (Commission File Number)              (IRS Employer Identification No.)


             2929 Allen Parkway
               Houston, Texas                                   77019
  (Address of Principal Executive Offices)                    (Zip Code)


     Registrant's telephone number, including area code: (713) 522-1111


                               Not Applicable
       (Former name or former address, if changed since last report)



Item 5.  Other Events

         On July 27, 2001, American General Corporation, issued a press release announcing second quarter earnings results. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.


         (a)      Financial Statements of Business Acquired
                  Not applicable.

         (b)      Pro Forma Financial Information
                  Not applicable.

         (c)      Exhibits

                  Exhibit No.        Description

                  99.1 Press Release, dated July 27, 2001, announcing second quarter results.


                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2001
                                           American General Corporation


                                           By:/s/  Mark S. Berg
                                              ----------------------------
                                           Name:  Mark S. Berg
                                           Title: Executive Vice President
                                                  and General Counsel


                                                               Exhibit 99.1

Press Release

American General Reports Second Quarter Results

HOUSTON--July 27, 2001--American General (NYSE:AGC) today reported second quarter operating earnings per share of $0.71, an increase of 11% from $0.64 per share in the second quarter of 2000. Operating earnings for the quarter increased to $360 million from $325 million in the prior-year period. Operating return on equity for the quarter was 17.3%, up from 16.2% in the second quarter of 2000.

Operating earnings per share for the six months ended June 30, 2001 increased 10% to $1.40 compared to $1.27 in the prior-year period. Year-to-date operating earnings increased to $706 million from $643 million in the six-month 2000 period.

"American General had excellent operating results across all its major businesses in the second quarter," said Robert M. Devlin, chairman and CEO. "I am particularly pleased with these results given the challenges of the current market environment, as well as management's focus on ensuring a timely approval of our pending acquisition by American International Group
(AIG) and developing integration plans to optimize the efficiency and effectiveness of the combined companies."

During the quarter, the company recorded the following charges, primarily related to its pending acquisition by AIG:

Costs totaling $425 million aftertax related to the termination of the proposed merger with Prudential plc, consisting primarily of the previously announced $600 million (pretax) termination fee; Net investment losses of $198 million aftertax relating to actions taken by the company to optimize its tax position in anticipation of the pending AIG acquisition and credit impairments of certain securities reflecting conditions in fixed income markets; and an aftertax charge of $49 million represent ing the cumulative effect of the required adoption of an accounting change (EITF 99-20) for the valuation of beneficial interests related to collateralized debt obliga tions.

These items led to a current period net loss of $312 million and net income of $11 million for the six months ended June 30, 2001. AIG has agreed that the current period charges will not have any impact on the pending acquisition. In addition, as previously disclosed, it is anticipated that the company will incur certain merger restructuring and other charges upon completion of the acquisition by AIG.

Enterprise Highlights

Total revenues and deposits were $6.1 billion, up 7% from the second quarter of 2000. Total premiums and deposits of life, annuity, and mutual fund products increased 9% to $4.2 billion from $3.9 billion in the prior-year period. Operating efficiency continued to improve as evidenced by a modest 2% growth in operating expenses from the year-ago period.

Assets under management, from which fee and spread revenues are generated, increased 4% to $120 billion from $116 billion at June 30, 2000. Assets supporting general account products grew 8%, while the value of assets held in separate ac counts was 14% lower as a result of the decline in equity market values that more than offset positive net funds flow from variable products.

Asset Accumulation

Second quarter operating earnings were $187 million, up 13% from the prior-year period. The earnings growth reflects continued strong net annuity flows, an increase in the fixed investment margin, and improved operating efficiency. These items were partially offset by a decrease in variable fees, consistent with the lower average value of separate accounts that has resulted from the decline in equity market values over the past year. The fixed investment margin was $283 million, up 15% from $247 million in the second quarter of 2000. Operating expenses declined from $84 million to $81 million in the current quarter. Net annuity flows totaled $1.8 billion, an increase of 49% from $1.2 billion in the prior-year quarter. This improvement reflects a 12% increase in annuity deposits to $2.7 billion, including particularly strong sales of fixed annuities sold through financial institutions, and significantly lower surrenders.

Financial Services - Life Insurance

Second quarter operating earnings were $202 million, an increase of 6% from the second quarter of 2000, reflecting growth in life insurance in force, a higher invest ment spread, and improved persistency. Life insurance in force increased 6% to $404 billion from $382 billion at June 30, 2000. The fixed investment spread for the quarter improved to 2.35% from 2.17% in the prior-year quarter. Direct premiums and deposits increased 7% to $1.4 billion from $1.3 billion reflecting strong sales of individual variable life and corporate markets products, partially offset by lower premiums from the sale of variable annuities, life insurance sold through the career distribution channel, and the continued runoff of discontinued and de-emphasized lines. Insurance charges on interest-sensitive products grew 10% to $221 million. Individual life sales were $327 million for the quarter, compared to $140 million in the prior-year period, reflecting particularly strong sales of private placement variable universal life products in the independent distribution channel.

Financial Services - Consumer Lending

Second quarter operating earnings were $76 million, up 21% from the prior-year period. Return on average equity for the quarter was 20.8% compared to 18.0% in the second quarter of 2000. Results for the quarter reflected both an increase in average finance receivables and a wider spread between yield and borrowing costs, partially offset by an increase in credit costs. Average finance receivables in the quarter grew 4% to $11.8 billion from $11.3 billion in the prior-year quarter. Contributing to growth in the portfolio during the quarter were loans originated and renewed of $1.7 billion and purchased loans of $249 million. Credit quality measures remain well within target ranges. The delinquency ratio at quarter end remained unchanged from the first-quarter ratio of 3.26% and compares to 3.02% at June 30, 2000. The charge-off ratio for the quarter was 2.13% and compares to 2.05% in the first quarter and 1.72% in the second quarter of last year.

Corporate Items

Corporate expense, which consists of items not allocated to divisions, totaled $105 million for the quarter, compared to $93 million in the prior-year quarter. This change is primarily due to a decline in earnings on corporate equity investments.

On May 11, 2001, American General entered into a definitive agreement to be acquired by American International Group, Inc. for $46 per American General share in AIG common stock, subject to a collar mechanism. The acquisition remains on track and the American General shareholder meeting to vote on the transaction is scheduled for August 15, 2001. A number of approvals have already been received and all remaining approvals are expected in August, with the transaction expected to close as soon as possible thereafter. For additional information on the proposed transaction, please consult the company's proxy statement/prospectus dated June 26, 2001 and other filings with the Securities and Exchange Commission (SEC) avail able via the company's website or from the SEC at www.sec.gov.

American General is one of the nation's largest diversified financial services organi zations with assets of $128 billion and market capitalization of $23 billion. Head quartered in Houston, it is a leading provider of retirement services, investments, life insurance, and consumer loans to 12 million customers. American General common stock is listed on the New York, Pacific, London, and SWX Swiss stock exchanges.

Additional financial information is available in American General's Quarterly Financial Supplement, which can be obtained on the company's website at www.americangeneral.com or by calling 800/410-4676.

All statements, trend analyses, and other information contained herein relative to markets for the company's products and trends in the company's operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. There can be no assurance that future developments affecting the company will be those anticipated by management. Actual results may differ materi ally from those included in the forward-looking statements.

These forward-looking statements involve risks and uncertainties including, but not limited to, the following: (1) changes in general economic conditions, including the performance of financial markets and interest rates; (2) customer responsiveness to both products and distribution channels; (3) competitive, regulatory, accounting, or tax changes that affect the cost of, or demand for, the company's products; (4) the company's ability to secure necessary regulatory approvals including approvals for dividends and products; (5) the company's ability to realize projected expense savings; (6) adverse litigation or arbitration results or resolution of litigation or arbitration, including proceedings related to industrial life insurance, satellite dish financing, and workers' compensation insurance; (7) the formation of strategic alliances or business combinations among the company's competitors or the com pany's business partners; and (8) the company's ability to obtain shareholder and regulatory approvals and complete its acquisition by AIG. Investors are also directed to other risks and uncertainties discussed in documents filed by the company with the Securities and Exchange Commission. The company undertakes no obliga tion to update or revise any forward-looking information, whether as a result of new information, future developments, or otherwise.


                      SUPPLEMENT TO NEWS RELEASE 2001-21 DATED JULY 27, 2001
                     TITLED "AMERICAN GENERAL REPORTS SECOND QUARTER RESULTS"

                                          American General
                                         Comparative Results
                          (In millions, except per share data) (Unaudited)


                                              Quarter Ended                 Six Months Ended
                                                 June 30,                       June 30,
                                        --------------------------     --------------------------
                                           2001           2000              2001           2000
                                        -----------    -----------     -----------    -----------
1.   Revenues and Deposits                   $6,134         $5,718         $11,974        $11,283
                                        ===========    ===========     ===========    ===========
     Business Division Earnings:
2.   Asset Accumulation                 $       187    $       166     $       370    $       328
3.   Financial Services - Life
     Insurance                                  202            190             400            377
4.   Financial Services - Consumer
     Lending                                     76             62             142            121
                                        -----------    -----------     -----------    -----------
5.   Total Business Division
     Earnings                                   465            418             912            826
                                        -----------    -----------     -----------    -----------

     Corporate Expense:
6.   Interest on Corporate Debt                 (36)           (38)            (75)           (76)
7.   Dividends on Preferred
     Securities of Subsidiaries                 (28)           (25)            (56)           (50)
8.   Expenses Not Allocated to
     Divisions                                  (14)           (14)            (25)           (26)
9.   Earnings on Assets Not
     Allocated to Divisions                     (15)            (4)            (26)            (7)
10.  Goodwill Amortization                      (12)           (12)            (24)           (24)
                                        -----------    -----------     -----------    -----------
11.  Total Corporate Expense                   (105)           (93)           (206)          (183)
                                        -----------    -----------     -----------    -----------

12.  Operating Earnings(a)                      360            325             706            643
13.  Net Investment Losses                     (198)           (38)           (221)           (71)
14.  Non-recurring/Merger-related
     Charges                    d              (425)          (193)            425)          (193)
15.  Cumulative Effect of Account-
     ing Change                                 (49)             -             (49)             -
                                        -----------    -----------     -----------    -----------
16.  Net Income (Loss)                  $      (312)   $        94     $        11    $       379
                                        ===========    ===========     ===========    ===========

17.  Operating Earnings per Share
     (diluted)                          $      0.71    $      0.64     $      1.40    $      1.27
18.  Net Income (Loss) per Share
     (diluted)                          $     (0.62)   $      0.19     $      0.02    $      0.75
19.  Average Diluted Shares                  506.6          509.8           505.5          511.3


                                        At June 30,
                                   2001            2000

20.  Assets                     $   128,112     $   121,163
21.  Shareholders' Equity       $     7,980     $     6,429
22.  Book Value per Share       $     15.72     $     12.69
23.  Market Price per Share     $     46.45     $     30.50

     Excluding Unrealized Gains
       (Losses)(b)
24.  Assets                     $   127,951     $   122,866
25.  Shareholders' Equity       $     7,912     $     7,911
26.  Book Value per Share       $     15.59     $     15.62


(a)  Operating earnings exclude aftertax realized investment gains
     (losses), unrealized gains (losses) on equity partnerships and derivatives, non-recurring items, and one-time accounting changes.

(b) Excludes Statement of Financial Accounting Standard (SFAS) 115 and SFAS
    133 unrealized gains (losses).


Contact:

     American General, Houston
     Investors:
     Kenneth A. Brause, (212) 446-3107
     www.americangeneral.com
     or
     Media:
     John E. Pluhowski, (713) 831-1149